Exhibit 10.23

Certain information marked as *** has been excluded from the contract because it is both not material and is the type that the registrant treats as private or confidential

Lease Contract (Senmiao Zecheng)

Landlord (Party A): Li Hong

ID Card No:***

Tenant (Party B): Sichuan Senmiao Zecheng Business Consulting Co., Ltd.

Legal Representative: Gao Li

This Lease Contract (hereinafter referred to as the “Contract”) is made by and between the Parties on the principle of equality, free will and consensus in accordance with the provisions of the Labor Contract Law of the People’s Republic of China, the Law of the People's Republic of China on Urban Real Estate Administration and other relevant laws and regulations with respect to the lease of the Premises below.

Article I Premises

Party A intends to lease the Premises (hereinafter referred to as the “Premises”) located at Room 1601 and part of Room 1602, 16th Floor, Block A, Shihao Square, No. 1098, Middle Jiannan Avenue, Chengdu High-tech Industrial Development Zone, Chengdu, Sichuan, PRC to Party B, with a total area of about 143.43 square meters. If the actual area of the Premises leased by Party A to Party B under this Contract is larger or smaller than the area provided herein, the rent will remain unchanged and no adjustment to rent will be made. (The floor plan of the Premises leased to Party B is attached herein as an annex to this Contract, and Annex 2 is Party A’s Purchase Contract of the Premises).

Article II Use of Premises

The Premises leased by Party A to Party B is for office use by Party B. Unless otherwise agreed by the Parties, Party B shall not change the use of the Premises.

Article III Lease Term

The lease term is half a year, from January 1, 2024 to June 30, 2024. The Parties shall determine in writing whether to renew the Contract two months prior to the expiration of the lease term.

Article IV Rent and Payment Method

1. The rent per square meter is RMB76.00 yuan, and the monthly rent in total is RMB10,901 yuan.

2. Party B shall pay the rent on a quarterly basis.

3. Party B shall pay Party A the rent 30 days (if the deadline falls on a legal holiday, such deadline shall be postponed accordingly) prior to the commencement date of the lease term.

Party A shall provide Party B with a valid invoice within two weeks after the confirmation of the receipt of the rent.

Party B’s information for the issuance of invoices is as follows:

Invoice Type: General VAT Invoice

Company Name: Sichuan Senmiao Zecheng Business Consulting Co., Ltd.

Taxpayer’s Registration Number: ***

Address & Tel.: Room 1602, 16th Floor, Block 1, No. 1098, Middle Jiannan Avenue, Chengdu Hi-tech Industrial Development Zone, Chengdu, Sichuan, PRC. 028-85138158

Bank Name & Account Number: ***

The bank account information of Party A for collecting rent is as follows:

Account Name	Li Hong
Bank Name	***
Account Number	***

4. If Party B fails to pay the rent on schedule as stipulated in the Contract, Party B shall pay late payment fee by 0.3% of the annual rent per day. If Party B fails to pay the due and unpaid rent within 15 days from the receipt of the written collection letter from Party A, Party A is entitled to terminate the Contract.

Article V Date of Delivery of Premises and Performance Bond

1. The effective date of this Contract is January 1, 2024.

2. Party A shall deliver the Premises to Party B before December 31, 2023.

Article VI Party A’s Undertaking about the Property Rights

Party A undertakes that there is no property right or litigation disputes on the Premises to be leased. Otherwise, Party A shall bear the full responsibility; and Party A shall be liable for any economic loss caused to Party B thereby.

Article VII Responsibility of Repair and Maintenance

1. During the lease term, Party A shall inspect and repair the Premises and its attached facilities in due time and Party B shall actively assist in such inspection and repair.

2. The normal overhaul costs of the Premises shall be borne by Party A. In the event of any damage to the glass curtain wall, building structure or central air-conditioning system of the Premises due to improper management and use of the Premises by Party B, or any loss, claim or lawsuit and other related losses arising from the unauthorized installation of electrical equipment, improper use and improper maintenance of pipelines and circuits by Party B, or pollution caused by decoration of Party B, Party B shall be liable for compensating for such damage and losses.

Article VIII Covenants on Decoration and Change in the Structure of the Premises

Party B shall not arbitrarily damage the facilities of the Premises. If it is necessary to change the internal structure and decoration of the Premises and to install any equipment that will affect the structure of the Premises, Party B shall obtain the prior written consent of Party A, and the expenses incurred thereby shall be borne by Party B.

Article IX Covenants on Relevant Expenses during the Lease Term

During the lease term of the Premises, the expenses such as utilities, telephone charges, property management fees, and Internet access fees of the leased Premises shall be borne by Party B.

Article X Expiration of the Lease Term

Upon the expiration of the lease term, the Contract shall be terminated. If all the facilities, equipment and office furniture in the office space rented by Party B are intact, and all expenses incurred by Party B during the lease term (including, but not limited to, property management fees, utilities, Internet access fees, etc.) has been paid in full then, Party B shall return the Premises to Party A, and Party A shall return the performance bond paid by Party B without interest.

If Party B requests to continue the lease, Party B shall submit a written request to Party A two months prior to the expiration of the lease term. Party A shall reply to Party B in writing within two months prior to the expiration of the Contract. If Party A agrees to continue the lease, the Lease Contract shall be renewed.

Article XI Covenants on Termination of Contract Due to Party B’s Liability

In the event of any one of the following cases of Party B, Party A may terminate the Contract and recover the Premises, and Party B shall be liable for the compensation for the losses caused to Party A (if any):

1. Party B sublets the Premises, or transfers or lends the Premises to others without authorization;

2. Party B demolishes and alters the structure of the Premises or changes the use of the Premises without authorization;

3. Party B uses the Premises for illegal activities;

4. Party B deliberately damages the Premises.

Article XII Early Termination of the Contract

1. During the lease term, if either party proposes to terminate the Contract, such party shall notify the other party in writing two months in advance.

2. If Party A must terminate the Contract due to demolition and relocation by government or force majeure or the occurrence of the events as stipulated in Article XII of this Contract, Party A shall notify Party B in writing two months in advance.

Article XIII Liabilities for Breach of Contract

During the lease term, the Parties must abide by the Contract. If either party is in violation of any provision of this Contract, such party must bear the liability for breach of contract and compensate for the economic losses of the other party.

Article XIV Special Provisions

1. The Premises leased by Party A to Party B under this Contract is a part of a whole floor, which is a complete system in the design. Party A leases part of it to Party B for independent use. Party A may separate the leased space on the premise of meeting the requirements of fire protection and shall set emergency exits for such space.

2. The utilities and the property management fee shall be paid by Party B according to the actual use directly to the property management company. As for the network cable, telephone line, etc., Party B shall apply for the installation of such lines in the leased space, and ports shall be installed separately and used independently, and the fees for network and telephone shall be paid by Party B independently.

3. The location plans of the Premises rented by Party B and the used space are attached to the Contract as an annex.

4. The office furniture in the Premises rented by Party B shall be owned by Party A. Party A shall record such furniture in a book, which shall be signed by Parties for confirmation. Party B shall protect Party A’s furniture and, in case of any damage, compensation according to the original price shall be made by Party B.

Article XV Miscellaneous

1. At the time of the execution of this Contract, The Parties clearly understand their respective rights, obligations and responsibilities, and agree to strictly comply with the Contract. Matters not covered in this Contract shall be separately agreed upon by the Parties, and a supplementary agreement shall be made with respect to such matters. In case the supplementary agreement is inconsistent with this Contract, the supplementary agreement shall prevail.

2. The Annexes to this Contract are an integral part of this Contract. Matters not covered in this Contract and its annexes and supplemental agreement shall be governed by the relevant laws and regulations of the People’s Republic of China.

3. Any dispute arising from the performance of this Contract shall be settled through negotiation by the Parties. If negotiation fails, such dispute may be submitted to the local people’s court of the Premises.

4. This Contract is made in quadruplicate, with each party holding two copies, which have the same legal effect. This Contract becomes effective upon the signing and sealing by the Parties.

Party A (Seal and Signature):	Party B (Seal and Signature):

/s/ Li Hong	Sichuan Senmiao Zecheng Business Consulting Co., Ltd.
Li Hong	[Company Seal Affixed here]
Legal Representative:
Date: December 31, 2023	Date: December 31, 2023

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